H. F. AHMANSON & COMPANY - Home Savings of America - Savings of America   NEWS
4900 Rivergrade Road
Irwindale, California 91706
(818) 814-7922


FOR IMMEDIATE RELEASE                   Contacts:
                                        Media:    Mary Trigg
                                                  818-814-7922
                                        Investor: Steve Swartz
                                                  818-814-7986


          H.F. AHMANSON & COMPANY REPORTS THIRD QUARTER EARNINGS
- Sale of New York Branches Causes Sharp Increase in Third Quarter Income; Company Adopts Accounting Change Resulting in Goodwill Write-off -


         IRWINDALE, CA, October 19, 1995 -- H.F. Ahmanson & Company (AHM-
NYSE) parent company of Home Savings of America, today reported third quarter net earnings of $273.0 million, or $2.03 per fully diluted common share, compared with $68.5 million, or $.47 per fully diluted common share, in the same 1994 period.

          Third quarter net earnings include an after tax gain of $252.7 million from the sale of its New York branch system on September 22, 1995. The earnings also reflect charges resulting from the planned sale of certain Company premises, as well as from its previously announced program to streamline its loan origination process. In addition, the Company added $40 million to its reserve for real estate investments during the quarter. Excluding the New York gain and these charges, net earnings would have been $65.6 million, or $.44 per fully diluted common share.

          Commenting on the Company's third quarter results, Charles R. Rinehart, Chairman and Chief Executive Officer, said, "The steps we have taken are in keeping with our Company's two primary objectives: increasing shareholder value and positioning the Company to aggressively compete as a full-service consumer bank. During the third quarter, we increased tangible book value per share by $3.00. And our position as a well-capitalized financial services company has been significantly enhanced as a result of these actions."

Accounting Change

          In the third quarter, the Company also adopted an accounting change, retroactive to the first quarter of 1995, which eliminated $234.7 million of its goodwill from acquisitions prior to 1982, or $1.80 per fully diluted common share, and resulted in a restatement of its 1995 first and second quarter earnings. As a result of adopting Statement of Financial Accounting Standards No. 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions (SFAS 72) for pre-1982 goodwill, the Company restated its 1995 first quarter earnings of $50.7 million, or $0.33 per fully diluted common share, to a loss of $181.9 million, or $1.66 per fully diluted common share after the accounting change. Its 1995 second quarter earnings of $62.2 million, or $0.42 per fully diluted common share, have been restated to $64.4 million, or $0.43 per fully diluted common share.
At September 30, 1995, the Company had $152.5 million remaining in goodwill and other intangible assets, all from recent deposit purchases in California.

           For the first nine months of the year, Ahmanson's earnings before the accounting change were $390.2 million, or $2.80 per fully diluted common share. Including the accounting change, earnings were $155.5 million, or $1.00 per fully diluted common share. This compares to $197.4 million, or $1.33 per fully diluted common share, for the first nine months of 1994.

          Kevin M. Twomey, Senior Executive Vice President and Chief Financial Officer, said, "The adoption of SFAS 72 will have no effect on tangible capital or on Home Savings' status as a well-capitalized financial institution. In addition, future annual earnings are expected to be enhanced by approximately $0.07 per fully diluted common share, as a result of a reduction in goodwill expense. Adoption of SFAS 72 and the elimination of pre-1982 goodwill will better enable future income to reflect growth in tangible stockholder equity."

Results of Operations

     Net interest income totaled $314.4 million for the third quarter of 1995, compared to $317.9 million in the third quarter of 1994, and $310.2 million in the second quarter of 1995. The increase in net interest income from the second quarter of 1995 is due mainly to the widening of the net interest margin.

     For the third quarter of 1995, the net interest margin was 2.47%, compared to 2.56% in the third quarter of 1994 and 2.38% in the second quarter of 1995. At September 30, 1995, the net interest margin was 2.60%.

     During the third quarter of 1995, the Company provided $29.2 million for loan losses, compared to $29.4 million in the third quarter of 1994 and $25.5 million in the second quarter of 1995.

     In the third quarter of 1995, other income was $560.8 million, compared to $42.5 million in the year ago quarter and $53.4 million in the second quarter of 1995. Other income in the third quarter of 1995 would have been $46.1 million without the gain from the sale of the New York branch system.

          The Company added $40 million to its reserve for real estate investments due largely to a deterioration, during the quarter, in the value of a major commercial real estate investment project in California. A recent review of project plans led to a change in the Company's assessment of the continued viability of such plans.

General and Administrative Expenses

     General and administrative expenses totaled $235.3 million in the third quarter of 1995, compared to $184.7 million in the third quarter of 1994 and $201.3 million in the second quarter of 1995.

     In the third quarter of 1995, the Company took a pretax charge of $11.0 million as a result of planned personnel reductions and other costs associated with Project HOME Run, the streamlining of its mortgage loan origination process. As a part of Project HOME Run, the Company plans to consolidate the processing and underwriting in its nationwide loan offices into two loan service centers.

     In addition, as a result of changes in business plans, the Company has decided to sell certain of its premises, resulting in a third quarter pretax charge of $25.7 million to bring the affected properties to market value. Pending sale, certain of these assets were transferred from Home Savings to a real estate investment subsidiary of the parent company.

     General and administrative expenses as a percentage of average assets were 1.76% in the third quarter of 1995, reflecting the charges discussed above, compared to 1.40% in the third quarter of 1994, and 1.47% in the second quarter of 1995. Without these charges of $36.7 million, the G&A ratio would have been 1.48%.

          Expressed as an efficiency ratio that measures G&A expenses as a percentage of net interest income and loan servicing and other fee income, the operating efficiency ratio was 65.8% in the third quarter of 1995, compared to 51.3% in the third quarter of 1994 and 57.3% in the second quarter of 1995. Excluding the adjustments discussed above, the efficiency ratio in the third quarter of 1995 would have been 55.5%.

Asset Quality

     Nonperforming assets increased by $18.1 million during the quarter.
At September 30, 1995, nonperforming assets totaled $916.5 million, or 1.81% of total assets, compared to $889.8 million or 1.65% of total assets at September 30, 1994, and $898.4 million, or 1.68% of total assets at June 30, 1995. The increase in the ratio of nonperforming assets to total assets principally reflects a decrease in total assets at the end of the quarter resulting from the sale of the New York branches.

         The Company's ratio of reserves to nonperforming assets was 44.3% at September 30, 1995, compared to 52.0% at September 30, 1994, and 45.6% at June 30, 1995. Troubled debt restructurings totaled $149.8 million at September 30, 1995.

     Net chargeoffs were $33.8 million for the quarter compared to $39.3 million a year ago and $26.6 million in the second quarter of 1995.

     Expenses for the operations of foreclosed real estate for the third quarter of 1995 amounted to $21.0 million, compared to the $20.9 million in the third quarter of 1994. These expenses totaled $19.6 million in the second quarter of 1995 and $21.1 million in the first quarter of 1995.

Loan Originations

     Home Savings funded $1.5 billion of residential mortgages in the third quarter of 1995. Production was $2.6 billion in the third quarter of 1994 and $1.6 billion in the second quarter of 1995. Of the third quarter 1995 production, 66% were Adjustable Rate Mortgages, compared to 99% in the third quarter of 1994 and 82% in the second quarter of 1995. All fixed rate production is originated for sale. Consumer loan production totaled $15.7 million during the quarter.

     Purchase loans represented 61.7% of the total third quarter 1995 originations, compared to 69.5% in the third quarter of 1994 and 74.4% in the second quarter of 1995. Home Savings' pipeline of loans in process totaled $1.4 billion at September 30, 1995.

Capital

     Home Savings of America's capital ratios continue to exceed regulatory requirements for well-capitalized institutions, the highest regulatory standard.

                       Requirement for                     Home Savings
                       Well-Capitalized   Home Savings     Fully Phased-In
                       Status             at 9/30/95       at 9/30/95

Tangible                  -                6.31%            6.29%
Core Capital            5.00%              6.32%            6.30%
Core Capital to Risk-
  Weighted Assets:      6.00%             10.03%            9.99%
Risk-Based Capital:    10.00%             12.97%           12.93%

                                **********

         H.F. Ahmanson & Company, with $50.6 billion in assets, is the parent company of Home Savings of America. Home's deposit base is $34.6 billion. It operates 339 retail branches in four states and 117 mortgage lending offices in 11 states.

                                **********

          Additional information about H.F. Ahmanson & Company and Home Savings of America can be retrieved free of charge using the following services:

               -  Internet: http://www.investquest.com
               -  Fax-on-Demand:  (614) 844-3860
               -  On-line BBS: (614) 844-3868

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)

At End of Period                                   September 30, 1995    June 30, 1995    September 30, 1994
----------------                                   ------------------    -------------    ------------------
  Total assets                                        $ 50,594,790       $ 53,241,683        $ 53,906,195
  Investment portfolio                                $    791,969       $  1,864,471        $  3,321,199
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 47,465,463       $ 48,809,352        $ 47,406,202
  ARMs included in loans receivable and MBS           $ 45,877,571       $ 46,428,415        $ 44,939,587
  Allowance for loan losses                           $    385,289       $    389,927        $    437,209
  Deposits                                            $ 34,617,805       $ 42,988,665        $ 40,323,677
  Borrowings                                          $ 11,757,400       $  6,699,546        $  9,595,793
  Stockholders' equity                                $  3,071,081       $  2,831,012        $  2,982,988
  Book value per common share                         $      20.50       $      18.50        $      19.86
  Tangible book value per common share                $      19.20       $      16.20        $      15.66
  Total common shares outstanding                      117,737,673        117,482,087         117,090,158

  Home Savings of America Capital Ratios:
    Tangible capital                                          6.31%              5.26%               4.92%
    Core capital to total assets                              6.32%              5.28%               5.29%
    Core capital to risk-weighted assets                     10.03%              8.41%               8.59%
    Risk-based capital                                       12.97%             11.45%              11.88%

For the Three Months Ended:
--------------------------
  Net interest income                                $     314,444       $    310,175        $    317,909
  Provision for loan losses                          $      29,175       $     25,465        $     29,432
  Net earnings                                       $     272,998       $     64,389        $     68,527
  Net earnings per fully diluted
    common share                                     $        2.03       $       0.43        $       0.47
  Dividends per common share                         $        0.22       $       0.22        $       0.22
  Loans originated and purchased                     $   1,545,219       $  1,571,623        $  2,591,048

  Average Interest Rates:
    Yield on loans and MBS                                    7.50%              7.34%               6.35%
    Yield on investment portfolio                             6.33%              6.10%               5.42%
    Yield on interest-earning assets                          7.44%              7.28%               6.29%
    Cost of deposits                                          4.76%              4.64%               3.38%
    Cost of borrowings                                        6.92%              6.77%               5.48%
    Cost of interest-costing liabilities                      5.08%              5.02%               3.82%
    Interest rate spread                                      2.36%              2.26%               2.47%
    Net interest margin                                       2.47%              2.38%               2.56%

For the Nine Months Ended:
-------------------------
  Net interest income                                $     919,863                           $  1,005,395
  Provision for loan losses                          $      81,184                           $    138,013
  Earnings before cumulative effect of
    accounting change                                $     390,237                           $    197,423
  Net earnings                                       $     155,495                           $    197,423
  Net earnings per fully diluted
    common share                                     $        1.00                           $       1.33
  Dividends per common share                         $        0.66                           $       0.66
  Loans originated and purchased                     $   4,835,761                           $  7,749,188

  Average Interest Rates:
    Yield on loans and MBS                                    7.25%                                  6.34%
    Yield on investment portfolio                             6.17%                                  4.63%
    Yield on interest-earning assets                          7.19%                                  6.24%
    Cost of deposits                                          4.55%                                  3.18%
    Cost of borrowings                                        6.74%                                  5.04%
    Cost of interest-costing liabilities                      4.93%                                  3.55%
    Interest rate spread                                      2.26%                                  2.69%
    Net interest margin                                       2.37%                                  2.77%

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands)

Assets                                  September 30, 1995   June 30, 1995   December 31, 1994  September 30, 1994
------                                  ------------------   -------------   -----------------  ------------------
Cash and amounts due from banks            $   645,369        $   687,257      $   782,678         $   906,102
Securities purchased under
   agreements to resell                        258,000          1,099,000          952,000           2,554,365
Other short-term investments                    13,840             24,108          311,942              41,548
                                           -----------        -----------      -----------         -----------
  Total cash and cash equivalents              917,209          1,810,365        2,046,620           3,502,015
Other investment securities held to
  maturity                                       4,941            259,332          276,945             280,378
Other investment securities available
  for sale                                      35,460              9,159           10,117              10,256
Investment in stock of Federal Home
  Loan Bank (FHLB)                             479,728            472,872          439,891             434,652
Mortgage-backed securities (MBS)
  held to maturity                          16,461,464         17,358,836       10,339,864          10,535,397
MBS available for sale                          34,236            881,146        2,449,556           2,567,857
Loans receivable less allowance
  for losses of
  $385,289 (September 30, 1995),
  $389,927 (June 30, 1995),
  $400,232 (December 31, 1994) and
  $437,209 (September 30, 1994)             30,830,642         30,445,955       35,992,566          34,292,259
Loans held for sale                            139,121            123,415            9,179              10,689
Accrued interest receivable                    158,139            153,699          212,947             205,329
Real estate held for development and
  investment (REI) less allowance
  for losses of
  $321,209 (September 30, 1995),
  $331,143 (June 30, 1995),
  $333,825 (December 31, 1994) and
  $271,327 (September 30, 1994)                321,467            313,918          313,316             396,604
Real estate owned held for sale (REO)
  less allowance for losses of
  $37,387 (September 30, 1995),
  $35,824 (June 30, 1995),
  $44,726 (December 31, 1994) and
  $53,069 (September 30, 1994)                 212,612            191,524          161,948             193,243
Premises and equipment                         483,546            624,988          614,817             658,879
Goodwill and other intangible assets           152,497            270,787          468,542             491,771
Other assets                                   363,728            289,926          314,853             317,029
Income taxes                                      -                35,761           74,621               9,837
                                           -----------        -----------      -----------         -----------
                                           $50,594,790        $53,241,683      $53,725,782         $53,906,195
                                           ===========        ===========      ===========         ===========

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                   $34,617,805        $42,988,665      $40,655,016         $40,323,677
Short-term borrowings under agreements
  to repurchase securities sold              5,487,682            526,389        2,253,805           2,824,833
Other short-term borrowings                       -                 3,452          100,000                -
FHLB and other borrowings                    6,269,718          6,169,705        6,822,280           6,770,960
Other liabilities                              921,647            722,460          930,080           1,003,737
Income taxes                                   226,857               -                -                   -
                                           -----------        -----------      -----------         -----------
  Total liabilities                         47,523,709         50,410,671       50,761,181          50,923,207
Stockholders' equity                         3,071,081          2,831,012        2,964,601           2,982,988
                                           -----------        -----------      -----------         -----------
                                           $50,594,790        $53,241,683      $53,725,782         $53,906,195
                                           ===========        ===========      ===========         ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                                                   For the Three Months Ended           For the Nine Months Ended
                                                           -----------------------------------------          September 30,
                                                           September 30,    June 30,   September 30,   ----------------------------
                                                               1995           1995         1994           1995             1994
                                                           -------------  -----------  -------------   -----------      -----------
Interest income:
  Interest on real estate loans                             $   576,205   $   615,281   $   546,431    $ 1,822,277      $ 1,682,146
  Interest on MBS                                               333,978       294,383       196,440        848,448          481,012
  Interest and dividends on investments                          38,983        39,901        39,645        121,989          100,810
                                                            -----------   -----------   -----------    -----------      -----------
      Total interest income                                     949,166       949,565       782,516      2,792,714        2,263,968
                                                            -----------   -----------   -----------    -----------      -----------
Interest expense:
  Deposits                                                      504,241       484,778       324,441      1,428,477          902,803
  Short-term borrowings                                          37,669        45,143        47,911        132,330          143,687
  FHLB and other borrowings                                      92,812       109,469        92,255        312,044          212,083
                                                            -----------   -----------   -----------    -----------      -----------
      Total interest expense                                    634,722       639,390       464,607      1,872,851        1,258,573
                                                            -----------   -----------   -----------    -----------      -----------
      Net interest income                                       314,444       310,175       317,909        919,863        1,005,395
Provision for loan losses                                        29,175        25,465        29,432         81,184          138,013
                                                            -----------   -----------   -----------    -----------      -----------
      Net interest income after provision
        for loan losses                                         285,269       284,710       288,477        838,679          867,382
                                                            -----------   -----------   -----------    -----------      -----------
Other income:
  Gain on sales of MBS                                            2,586         8,677          -            11,866            4,868
  Gain (loss) on sales of loans                                  (1,021)        1,779          (943)           989          (10,978)
  Loan servicing income                                          16,688        14,896        14,091         44,550           45,109
  Other fee income                                               26,542        26,382        28,053         76,896           82,352
  Gain on sale of New York retail deposit branch system         514,671          -             -           514,671             -
  Gain on sales of investment securities                            142           102           147            254              195
  Other operating income                                          1,179         1,584         1,128            963            3,230
                                                            -----------   -----------   -----------    -----------      -----------
                                                                560,787        53,420        42,476        650,189          124,776
                                                            -----------   -----------   -----------    -----------      -----------
Other expenses:
  General and administrative expenses (G&A)                     235,305       201,305       184,717        619,362          562,399
  Operations of REI                                              42,148         2,621         6,093         45,856           16,385
  Operations of REO                                              21,007        19,605        20,942         61,665           69,877
  Amortization of goodwill and other intangible assets            8,103         6,934         5,760         21,948           17,741
                                                            -----------   -----------   -----------    -----------      -----------
                                                                306,563       230,465       217,512        748,831          666,402
                                                            -----------   -----------   -----------    -----------      -----------
Earnings before provision for income taxes and
  cumulative effect of accounting change                        539,493       107,665       113,441        740,037          325,756
Provision for income taxes                                      266,495        43,276        44,914        349,800          128,333
                                                            -----------   -----------   -----------    -----------      -----------
Earnings before cumulative effect of accounting change          272,998        64,389        68,527        390,237          197,423
Cumulative effect of change in accounting for goodwill             -             -             -          (234,742)             -
                                                            -----------   -----------   -----------    -----------      -----------
Net earnings                                                $   272,998   $    64,389   $    68,527    $   155,495      $   197,423
                                                            ===========   ===========   ===========    ===========      ===========
Earnings (loss) per common share - primary:
  Earnings before cumulative effect of accounting
     change                                                 $      2.20   $      0.44   $      0.48    $      2.99      $      1.36
  Cumulative effect of change in accounting for
     goodwill                                                       -             -             -            (1.99)             -
                                                            -----------   -----------   -----------    -----------      -----------
  Net earnings                                              $      2.20   $      0.44   $      0.48    $      1.00      $      1.36
                                                            ===========   ===========   ===========    ===========      ===========
Earnings (loss) per common share - fully diluted:
  Earnings before cumulative effect of accounting
     change                                                 $      2.03   $      0.43   $      0.47    $      2.80      $      1.33
  Cumulative effect of change in accounting for
     goodwill                                                       -             -             -            (1.80)             -
                                                            -----------   -----------   -----------    -----------      -----------
  Net earnings                                              $      2.03   $      0.43   $      0.47    $      1.00      $      1.33
                                                            ===========   ===========   ===========    ===========      ===========
Common shares outstanding, weighted average:
   Primary                                                  118,507,477   118,054,317   117,603,333    118,059,572      117,389,875
   Fully diluted                                            130,541,379   129,932,055   129,422,951    130,427,469      129,410,249

Return on average assets                                           2.04%         0.47%         0.52%          0.38%            0.51%
Return on average equity                                          37.72%         9.17%         9.21%          7.28%            8.89%
Return on average tangible equity*                                42.71%        11.05%        11.63%          9.08%           11.29%
Ratio of G&A expenses to average assets                            1.76%         1.47%         1.40%          1.52%            1.46%

[FN]
*Net earnings excluding amortization of goodwill and other intangible assets as a percentage of average equity excluding goodwill and other intangible assets.